                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[x]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              TALARIAN CORPORATION
                (Name of Registrant as Specified In Its Charter)


              ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

          ----------------------------------------------------------------------

                                [TALARIAN LOGO]

                            ------------------------

                                JANUARY 29, 2001
                            ------------------------

To Our Stockholders:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Talarian Corporation, to be held at Talarian's executive offices at 333 Distel Circle, Los Altos, California, on Friday, March 16, 2001, at 10:00 a.m., local time.

     The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of Talarian by voting on the business to come before this Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope before the Annual Meeting. Returning the proxy will not limit your right to attend or vote at the Annual Meeting in person.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ PAUL A. LARSON

                                          Paul A. Larson
                                          President and Chief Executive Officer

                              TALARIAN CORPORATION
                               333 DISTEL CIRCLE
                          LOS ALTOS, CALIFORNIA 94022
                            ------------------------

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 16, 2001
                            ------------------------

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders ("Annual Meeting") of Talarian Corporation ("Talarian" or the "Company"), a Delaware corporation, will be held at Talarian's executive offices at 333 Distel Circle, Los Altos, California, on March 16, 2001. The Annual Meeting will be held at 10:00 a.m. local time, for the following purposes:

          1. To elect three Class I directors, each to serve a three-year term and until his successor has been elected and qualified or until his earlier resignation or removal. Talarian's Board of Directors intends to present the following nominees for election as Class I directors:

                                David I. Caplan
                                 David E. Gold
                                Thomas J. Laffey

          2. To ratify the selection of KPMG LLP as Talarian's independent auditors for the 2001 fiscal year.

          3. To transact any other business that is properly presented at the Annual Meeting.

     Each of these matters is described in more detail in the Proxy Statement accompanying this Notice. We have also enclosed a copy of our Annual Report for our fiscal year ended September 30, 2000.

     Only stockholders of record at the close of business on January 24, 2001 are entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose relevant to the Annual Meeting, at Talarian's offices at 333 Distel Circle, Los Altos, California, during Talarian's normal business hours for ten days before the Annual Meeting.

                                          By Order of the Board of Directors of
                                          Talarian Corporation

                                          /s/ PAUL A. LARSON

                                          Paul A. Larson
                                          President and Chief Executive Officer

Los Altos, California
January 29, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              TALARIAN CORPORATION
                               333 DISTEL CIRCLE
                          LOS ALTOS, CALIFORNIA 94022
                            ------------------------

                                PROXY STATEMENT
                                JANUARY 29, 2001
                            ------------------------

               INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

DATE, TIME AND PLACE OF MEETING

     The Board of Directors of Talarian Corporation is requesting your proxy for use at the Annual Meeting of Stockholders of Talarian Corporation to be held on Friday, March 16, 2001, at 10:00 a.m., local time at Talarian's executive offices at 333 Distel Circle, Los Altos, California. We are initially mailing this proxy statement and the accompanying form of proxy to stockholders of Talarian Corporation on or about February 7, 2001. Our annual report for the fiscal year ended September 30, 2000 is enclosed with this proxy statement.

RECORD DATE, OUTSTANDING SHARES AND QUORUM

     Only holders of record of Talarian common stock at the close of business on January 24, 2001 (called the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had approximately 18,969,149 shares of common stock outstanding and entitled to vote. If a majority, or 9,484,575 of the shares outstanding on the Record Date are present at the meeting, either in person or by proxy, we will have a quorum at the Annual Meeting. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of Talarian common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (called a "broker non-vote"), those shares will also be counted as present in determining whether we have a quorum at the Annual Meeting.

     Holders of our common stock are entitled to one vote for each share held as of the Record Date. Shares of common stock may not be voted cumulatively. Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Approval of Proposal No. 2 requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions and broker non-votes will have no effect. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting. If you sign and return a proxy but do not give specific voting instructions on your proxy for a specific proposal, your shares will be counted as votes in favor of that proposal.

SOLICITATION AND VOTING OF PROXIES

     The proxy included with this Proxy Statement is solicited by the Board of Directors of Talarian Corporation for use at the Annual Meeting. You can submit your proxy by mailing it in the envelope provided. If your proxy is properly completed and submitted, and it is not revoked before the Annual Meeting, your shares will be voted at the Annual Meeting according to the instructions indicated on your proxy. If you sign and return your proxy card but do not give any voting instructions, your shares will be counted as votes "FOR" the election of each of the director nominees listed in Proposal No. 1 below (or, in the case of Proposal No. 2, as a vote "FOR" that proposal).

     Talarian will pay all expenses of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of Talarian common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Talarian common stock and request authority for the exercise of proxies. In such cases, Talarian, upon the request of the record holders, will reimburse such holders for their reasonable expenses. After the proxies are initially distributed, Talarian and/or its agents may also solicit proxies by mail, telephone or in person.

REVOCATION OF PROXIES

     If you submit the enclosed proxy, you may revoke it at any time before voting takes place at the Annual Meeting. You may revoke your proxy by any of the following methods: (1) deliver to the Secretary of Talarian Corporation a written notice, dated later than the proxy you wish to revoke, stating that the proxy is revoked; (2) deliver to the Secretary of Talarian Corporation a signed proxy with a later date than the proxy you wish to revoke; or (3) attend the Annual Meeting and vote in person. Communications with the Secretary should be addressed to Thomas J. Laffey, Corporate Secretary, Talarian Corporation, 333 Distel Circle, Los Altos, California, 94022.

     Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Board of Directors of Talarian presently consists of seven members and is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2002 and 2003, respectively.

NOMINEES TO THE BOARD

     The Board of Directors proposes that each of the Class I director nominees named below, each of whom is currently serving as a Class I director, be re-elected as a Class I director for a three-year term expiring at the annual meeting of stockholders in 2004 and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. Directors will be elected by the affirmative vote of a plurality of the shares present in person or by proxy at the Annual Meeting, which means that the three nominees who receive the most votes will be elected. Shares represented by the accompanying proxy will be voted for the election of each of the three nominees named below unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

                                                                                      DIRECTOR
    NAME OF DIRECTOR      AGE                  PRINCIPAL OCCUPATION                    SINCE
    ----------------      ---                  --------------------                   --------
David I. Caplan(1)(2)...  71     Chairman and Chief Executive Officer,                  1998
                                 Objectivity, Inc.
David E. Gold(1)........  57     Partner, Indosuez Ventures.                            1994
Thomas J. Laffey........  45     Vice President, Chief Technical Officer and            1989
                                 Secretary, Talarian Corporation.

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     DAVID I. CAPLAN has served as a member of our board of directors since October 1998. Mr. Caplan has been Chairman of Objectivity, Inc., a software company, since June 1992 and was its President and Chief Executive Officer from June 1992 to October 1996 and from October 1997 to the present. Mr. Caplan holds B.S. and M.S. degrees in mathematics from M.I.T. and an M.S. degree in electrical engineering from the University of Pennsylvania.

     DAVID E. GOLD has served as a member of our board of directors since March 1994. Mr. Gold has been a general partner of Indosuez Ventures, a venture capital firm, since its founding in 1985. Indosuez Ventures manages STF II, L.P., one of our principal stockholders. Mr. Gold serves on the boards of directors of several private companies. Mr. Gold holds a B.S. degree in electrical engineering and M.S. and Ph.D. degrees in computer science from the University of Illinois.

     THOMAS J. LAFFEY was a co-founder of Talarian and has served as our Vice President and Chief Technical Officer since October 1997, as our Secretary since March 1991 and as a member of our board of directors since February 1989. From February 1989 to September 1997, Mr. Laffey served as our Vice President, Engineering. From September 1982 to January 1989, Mr. Laffey was a research scientist with Lockheed Palo Alto Research Laboratories, where he was principal investigator of a project on real-time distributed systems. From 1977 to 1980, he was a senior programmer with General Motors Research Labs, where he performed research and development in artificial intelligence, computer graphics and simulation. Mr. Laffey holds a B.S. degree in mathematics from the University of Michigan and an M.S. degree in computer science from Virginia Polytechnic University.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE
                              NOMINATED DIRECTORS.

CONTINUING DIRECTORS

                                                                                              DIRECTOR
       NAME OF DIRECTOR         AGE                   PRINCIPAL OCCUPATION                     SINCE
       ----------------         ---                   --------------------                    --------
Paul A. Larson................  49     President and Chief Executive Officer, Talarian          1997
                                         Corporation
Paul D. Callahan..............  51     Vice President, Strategy and Technology                  2000
                                       Investments, Nortel Networks Inc.
Brian T. Horey(1)(2)..........  40     President, Equity Growth Management LLC                  1992
Richard A. Nortz(2)...........  56     Senior Vice President of Worldwide Sales, Novell,        2000
                                       Inc.

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     PAUL A. LARSON has served as our President and Chief Executive Officer and as a member of our board of directors since January 1997. From November 1992 to January 1997, Mr. Larson was our Vice President, Sales. From August 1985 to October 1992, he held various sales and marketing positions, including European sales manager and North American sales manager, with Integrated Systems, Inc., a design automation company. From February 1977 to July 1985, Mr. Larson held various field sales and technical positions with Scientific Atlanta, Inc., a cable TV equipment supplier. Mr. Larson holds a B.S. degree in electrical engineering from the University of Minnesota.

     PAUL D. CALLAHAN has served as a member of our board of directors since February 2000. Mr. Callahan has been Vice President, Strategy and Technology Investments of Nortel Networks Inc., a network equipment manufacturer, since September 1998. From October 1997 to September 1998, he was Vice President, Strategy of Bay Networks, Inc., a network equipment company and subsidiary of Nortel Networks Inc. From January 1992 to October 1997, he was Group Director, Research of Forrester Research, Inc., an independent market research company. Mr. Callahan holds a B.A. degree in liberal arts from Hampshire College.

     BRIAN T. HOREY has served as a member of our board of directors since March 1992. Mr. Horey has been President of Equity Growth Management LLC, an investment management firm, since January 1999, a general partner of Allegra Partners III, L.P., a venture capital firm, since May 1995 and a general partner of LTOS II Partners, a venture capital firm, since July 1990. LTOS II Partners manages Lawrence, Tyrrell, Ortale & Smith II, L.P., one of our principal stockholders. He was also a general partner of Tontine Associates LLC, an investment management firm, from January 1998 to December 1998. He is also a co-founder and director of the New York New Media Association. Mr. Horey holds a B.A. degree in economics from Colgate University and an M.B.A. degree from Harvard University Graduate School of Business Administration.

     RICHARD A. NORTZ has served as a member of our board of directors since March 2000. Mr. Nortz has been Senior Vice President of Worldwide Sales at Novell, Inc., a network services software company, since

May 2000 and was its Senior Vice President of Customer Services from October 1995 to May 2000. From August 1991 to September 1995, Mr. Nortz was Senior Vice President for the Worldwide Customer Service Business of Wang Laboratories, a computer hardware manufacturer, and from 1973 to 1991 he was employed by Digital Equipment Corporation, where his last position was Vice President of the 11,000-person U.S. Customer Service Business. He also serves on the board of directors of the Computing Technology Industry Association. Mr. Nortz has attended Villanova University, the Harvard University Advanced Management Program and the University of Pittsburgh Executive Management Program.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During fiscal 2000, Talarian's Board of Directors met 15 times, including telephone conference meetings, and acted by written consent nine times. During fiscal 2000, all directors except Mr. Nortz attended at least 75% of the meetings of the Board and of the committees on which he served.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

     Audit Committee. Mr. Caplan, Mr. Gold and Mr. Horey are currently the members of the Audit Committee. Each member of the Audit Committee is an "independent director" within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee met three times and took no action by written consent during fiscal 2000. The Audit Committee reviews and evaluates the independence and performance of our independent accountants and makes recommendations to the board of directors regarding the selection of the accountants, monitors the periodic reviews that are conducted by our independent accountants and management of the adequacy of our accounting and financial reporting processes and systems of internal control and reviews the results and scope of the audit provided by our independent accountants.

     Compensation Committee. Mr. Caplan, Mr. Horey and Mr. Nortz are currently the members of the Compensation Committee. The Compensation Committee did not meet and took no action by written consent during fiscal 2000. The Compensation Committee reviews and makes recommendations regarding the compensation and benefits of our officers, employees and consultants. The committee also administers our 1991 Stock Option Plan, 1998 Equity Incentive Plan, 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan.

DIRECTOR COMPENSATION

     Other than reimbursement for travel expenses related to board meeting attendance and the grant of stock options, our directors are not compensated for their services as directors. Directors have been eligible to participate in our 1991 Stock Option Plan and our 1998 Equity Incentive Plan and currently participate in our 2000 Equity Incentive Plan.

     In March 2000, we granted Mr. Nortz a nonqualified option under our 1998 Equity Incentive Plan to purchase 25,000 shares of our common stock at an exercise price of $3.18 per share. This option vests over a four-year period. Mr. Nortz's option automatically vests as to an additional 50% of the unvested shares if we are acquired.

     Under our 2000 Equity Incentive Plan, option grants to directors who are not our employees, or employees of a parent, subsidiary or affiliate of ours, are automatic and non-discretionary. On July 21, 2000, the date of our initial public offering, we granted to each of Mr. Callahan, Mr. Gold and Mr. Horey a nonqualified option to purchase 20,000 shares of our common stock at an exercise price of $16.00, the initial public offering price. Each non-employee director who becomes a member of our board of directors since our initial public offering will be granted an option to purchase 20,000 shares of our common stock as of the date that director joins the board. Immediately after each annual meeting of our stockholders, each non-employee director will automatically be granted an additional option to purchase 10,000 shares of our common stock; provided, however, if less than ten months has passed since the last option granted to that director, then the number of shares subject to the option granted after the annual meeting will be equal to 10,000 multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last option grant to that director and the denominator of which is 365 days.

     Each option granted to directors under our 2000 Equity Incentive Plan has an exercise price equal to the fair market value of our common stock on the date of grant. The options have ten-year terms and will terminate three months after the date the director ceases to be a director or consultant or 12 months if the termination is due to death or disability. All options granted to non-employee directors will vest over a four-year period at a rate of 25% of the total shares granted on the first anniversary of the date of grant, and 2.083% of the total shares granted at the end of each full succeeding month thereafter, so long as the non-employee director continuously remains our director or consultant. In the event of our dissolution or liquidation or a "change in control" transaction, options granted to our non-employee directors under the plan will become 100% vested and exercisable in full.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of Talarian's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

      PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     We have selected KPMG LLP as our independent auditors to perform the audit of Talarian's financial statements for the fiscal year ending September 30, 2001, and we are asking stockholders to ratify our selection. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF
                                   KPMG LLP.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the beneficial ownership of our common stock as of December 31, 2000 by:

     - each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

     - each of our directors;

     - our Chief Executive Officer and four other most highly compensated executive officers whose salary and bonus for the fiscal year ended September 30, 2000 was more than $100,000; and

     - all current directors and executive officers as a group.

     The percentage of beneficial ownership for the following table is based on 18,976,044 shares of common stock outstanding as of December 31, 2000. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of December 31, 2000, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options but are not deemed outstanding for computing the percentage ownership for any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              --------------------
                  NAME OF BENEFICIAL OWNER                     NUMBER      PERCENT
                  ------------------------                    ---------    -------
Brian T. Horey(1)...........................................  2,455,727     12.9%
  Lawrence, Tyrrell, Ortale and Smith II, L.P.
Nortel Networks Inc.(2).....................................  1,571,055      8.3
David E. Gold(3)............................................  1,582,500      8.3
  STF II, L.P.
Kevin J. Kinsella and John T. Hendrick(4)...................  1,124,943      5.9
  Avalon Ventures
Thomas J. Laffey(5).........................................    573,062      3.0
Paul A. Larson(6)...........................................    432,562      2.3
Michael A. Morgan(7)........................................    220,208      1.2
Rodney S. Arbaugh(8)........................................    145,833        *
Carl R. Schulenburg (9).....................................    215,208      1.1
David I. Caplan(10).........................................    120,000        *
Paul D. Callahan(11)........................................         --       --
Richard A. Nortz(12)........................................      5,729        *
All executive officers and directors as a group (13
  persons)(13)..............................................  7,687,030     39.7

---------------
 (1) Represents shares owned by Lawrence, Tyrrell, Ortale & Smith II, L.P., over which Mr. Horey, one of our directors, has shared voting and investment power. Mr. Horey disclaims any beneficial interest in these shares except to the extent of any individual interest in these shares. The address of Lawrence, Tyrrell, Ortale & Smith II, L.P. is 515 Madison Avenue, 29th Floor, New York, New York 10022.

 (2) Paul D. Callahan, one of our directors, is Vice President, Strategy and Technology Investments of Nortel Networks Inc. and was appointed to our board of directors by Nortel Networks. Mr. Callahan disclaims any beneficial interest in these shares except to the extent of any individual interest in these shares. The address of Nortel Networks Inc. is 4401 Great America Parkway, Santa Clara, California 95052.

 (3) Includes 1,562,500 shares owned by STF II, L.P., of which Mr. Gold, one of our directors, is a general partner. Mr. Gold disclaims any beneficial interest in these shares except to the extent of any individual interest in these shares. The address of STF II, L.P. is 2180 Sand Hill Road, Suite 450, Menlo Park, California 94025.

 (4) Represents 787,996 shares held by Avalon Ventures IV, 23,200 shares held by Avalon Ventures III Profit Sharing and 246,358 shares owned by Kevin J. Kinsella, as Trustee for the Kevin J. Kinsella Declaration of Trust dated November 2, 1994. Mr. Kinsella is affiliated with Avalon Ventures IV and Avalon Ventures III Profit Sharing by virtue of his being a general partner of Avalon Ventures. John T. Hendrick is also a general partner of Avalon Ventures and, in addition, holds 67,389 shares. Messrs. Kinsella and Hendrick disclaim any beneficial interest in these shares held by Avalon Ventures IV and Avalon Ventures III Profit Sharing except to the extent of any individual interest in these shares. Mr. Hendrick was one of our directors until February 2000. The address of Mr. Kinsella and Avalon Ventures is 1735 Castellana Road, La Jolla, California 92037. The address of Mr. Hendrick is 700 13th Street, N.W., Suite 1160, Washington, D.C. 20005.

 (5) Includes 93,062 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2000. Mr. Laffey is a Vice President and our Chief Technical Officer and a director.

 (6) Represents 331,000 shares held jointly by Mr. Larson and his wife, of which, as of December 31, 2000, 4,167 shares were subject to repurchase by us upon termination of employment, and 101,562 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2000. Mr. Larson is our President and Chief Executive Officer and a director.

 (7) Represents 210,000 shares held by Mr. Morgan, of which, as of December 31, 2000, 140,000 were subject to repurchase by us upon termination of employment, and 7,708 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2000. Mr. Morgan is our Vice President, Finance and Administration and Chief Financial Officer.

 (8) Represents 100,000 shares held by Mr. Arbaugh, of which, as of December 31, 2000, 28,126 shares were subject to repurchase by us upon termination of employment, and 45,833 shares are issuable upon the exercise of options exercisable within 60 days of December 31, 2000. Mr. Arbaugh is our Vice President, Professional Services.

 (9) Represents 210,000 shares held by Mr. Schulenburg, of which, as of December 31, 2000, 142,084 shares were subject to repurchase by us upon termination of employment, and 5,208 shares are issuable upon the exercise of options exercisable within 60 days of December 31, 2000. Mr. Schulenburg is our Vice President, Strategic Accounts and Alliances.

(10) Represents shares held by David I. Caplan and Elinor R. Caplan, as Trustees for the Caplan Family Trust, dated August 10, 1999. Mr. Caplan is one of our directors. As of December 31, 2000, 52,500 of these shares were subject to a right of repurchase by us.

(11) Mr. Callahan, one of our directors, is Vice President, Strategy and Technology Investments of Nortel Networks Inc. He disclaims any beneficial interest in the 1,571,055 shares owned by Nortel Networks Inc. except to the extent of any individual interest in those shares.

(12) Represents shares issuable upon the exercise of options exercisable within 60 days of December 31, 2000. Mr. Nortz, one of our directors, is Senior Vice President of Worldwide Sales at Novell, Inc. We believe Novell, Inc. owns approximately 23% of the capital stock of GlobalCast Communications, Inc., which owns 552,600 shares of our common stock.

(13) Includes 366,877 shares that, as of December 31, 2000, were subject to repurchase by us upon termination of the employment of their owner and 392,017 shares issuable upon the exercise of options exercisable within 60 days of December 31, 2000.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding our executive officers as of December 31, 2001.

             NAME                AGE                              POSITION
             ----                ---                              --------
Paul A. Larson.................  49    President, Chief Executive Officer and Director
Michael A. Morgan..............  38    Vice President, Finance and Administration and Chief Financial
                                         Officer
Thomas J. Laffey...............  45    Vice President, Chief Technical Officer, Secretary and Director
Joseph Addiego.................  45    Senior Vice President, Sales and Marketing
Rodney S. Arbaugh..............  43    Vice President, Professional Services
Steven M. Gimnicher............  45    Vice President, Product Development
Mark G. Mahowald...............  41    Vice President, Multicast and Networking Technologies
Carl R. Schulenburg............  44    Vice President, Strategic Accounts and Alliances

     PAUL A. LARSON has served as our President and Chief Executive Officer and as a member of our board of directors since January 1997. From November 1992 to January 1997, Mr. Larson was our Vice President, Sales. From August 1985 to October 1992, he held various sales and marketing positions, including European sales manager and North American sales manager, with Integrated Systems, Inc., a design automation company. From February 1977 to July 1985, Mr. Larson held various field sales and technical positions with Scientific Atlanta, Inc., a cable TV equipment supplier. Mr. Larson holds a B.S. degree in electrical engineering from the University of Minnesota.

     MICHAEL A. MORGAN has served as our Vice President, Finance and Administration and Chief Financial Officer since August 1999. From May 1991 to July 1999, Mr. Morgan served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of Enlighten Software Solutions, Inc., a systems management software company. From October 1987 to April 1991, Mr. Morgan served in various positions at KPMG LLP, a public accounting firm. Mr. Morgan currently serves as a director of Enlighten Software Solutions, a position he has held since October 1991. Mr. Morgan holds a B.S. degree in business administration and accounting from San Jose State University and is a certified public accountant in California.

     THOMAS J. LAFFEY was a co-founder of Talarian and has served as our Vice President and Chief Technical Officer since October 1997, as our Secretary since March 1991 and as a member of our board of directors since February 1989. From February 1989 to September 1997, Mr. Laffey served as our Vice President, Engineering. From September 1982 to January 1989, Mr. Laffey was a research scientist with Lockheed Palo Alto Research Laboratories, where he was principal investigator of a project on real-time distributed systems. From 1977 to 1980, he was a senior programmer with General Motors Research Labs, where he performed research and development in artificial intelligence, computer graphics and simulation. Mr. Laffey holds a B.S. degree in mathematics from the University of Michigan and an M.S. degree in computer science from Virginia Polytechnic University.

     JOSEPH ADDIEGO has served as our Senior Vice President, Sales and Marketing since April 2000. From April 1986 to March 2000, Mr. Addiego held various sales, marketing and general management positions with Integrated Systems, Inc. and Wind River Systems (Integrated Systems, Inc., a publicly traded embedded systems software supplier, was acquired by Wind River Systems in February 2000). His positions included Vice President of Worldwide Sales and Services, Vice President of International Sales and Operations, Vice President of Marketing, and President of TakeFive Software, an Integrated Systems' subsidiary. Mr. Addiego has also held sales and engineering positions with AT&T and Hewlett-Packard. Mr. Addiego holds a B.Sc. degree in business administration from San Francisco State University.

     RODNEY S. ARBAUGH has served as our Vice President, Professional Services since April 2000. From February 1998 to March 2000, Mr. Arbaugh was our Vice President of Engineering. From May 1993 to January 1998, Mr. Arbaugh was Western Regional Consulting Manager at Mentor Graphics Corporation, a provider of electronic design automation software for systems and semiconductor companies. From Octo-ber 1992 to April 1993, he was a Senior Software Consultant with Rational Software Corporation, a supplier of software development tools. From January 1981 to September 1992, he was a software development program manager with ESL Incorporated, a subsidiary of TRW, where he was responsible for the development of distributed, real-time command and control systems. Mr. Arbaugh holds a B.S. degree in electrical engineering from Seattle University and an M.S. degree in electrical engineering from Santa Clara University.

     STEVEN M. GIMNICHER has served as our Vice President, Product Development since March 2000. From August 1992 to February 2000, Mr. Gimnicher served in a variety of Vice President roles in the areas of marketing, engineering, customer service and professional services for Apertus Technologies and, since October 1997, Computer Network Technologies (after its October 1997 acquisition of Apertus), both publicly traded software companies. From 1988 to 1992, Mr. Gimnicher served as Vice President, Engineering for Interlink Computer Sciences. From 1985 to 1988, Mr. Gimnicher served in a variety of positions in a company he co-founded. From 1976 to 1985, Mr. Gimnicher served in several programming and programming management positions for Tymshare, Incorporated. Mr. Gimnicher holds a B.S. degree in computer science from the University of San Francisco.

     MARK G. MAHOWALD has served as our Vice President, Multicast and Networking Technologies since March 2000. From October 1995 to February 2000, Mr. Mahowald was President and Chief Executive Officer of WhiteBarn, Inc., a software development and network consulting company that we acquired in March 2000. From October 1998 to September 1995, he served in a variety of senior management positions including Vice President and Executive Vice President/General Manager at Lachman Technology Group (acquired by Legent Corporation), Lachman Technology Inc. and Lachman Associates, all software and networking protocol companies. From April 1985 to October 1988, he was Vice President of Advanced Development with Rich, Inc. and with Reuters (an acquirer of Rich, Inc.), a financial trading company. From June 1981 to March 1985 he was a member of the technical staff at Bell Laboratories, a telecommunications equipment supplier. Mr. Mahowald holds a B.S. degree in computer engineering from the University of Illinois and an M.S. degree in electrical and computer engineering from the University of Michigan.

     CARL R. SCHULENBURG has served as our Vice President, Strategic Accounts and Alliances since October 2000. From April 2000 to September 2000, Mr. Schulenburg served as our Vice President, Sales. From June 1999 to March 2000, Mr. Schulenburg was our Vice President of Sales and Marketing. From June 1998 to June 1999, he was Senior Vice President of Sales and Marketing at iNetra Technologies, an enterprise software company. From September 1983 to June 1998, he was North American Sales Manager with Hewlett-Packard Company. Mr. Schulenburg holds a B.S. degree in aeronautical engineering and an M.B.A. degree from Purdue University.

                             EXECUTIVE COMPENSATION

     The following table shows all compensation awarded to, earned by or paid for services rendered to Talarian in all capacities during our fiscal years ended September 30, 1999 and 2000 by our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 2000 and whose total salary and bonus was more than $100,000 in fiscal 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                              -------------------
                                                            ANNUAL                 SHARES OF
                                                         COMPENSATION            COMMON STOCK
                                                     ---------------------        UNDERLYING
        NAME AND PRINCIPAL POSITION          YEAR    SALARY($)    BONUS($)        OPTIONS(#)
        ---------------------------          ----    ---------    --------    -------------------
Paul A. Larson.............................  2000    $161,250     $ 86,480          325,000
  President and Chief Executive Officer      1999    $150,000     $ 22,758               --
Michael A. Morgan..........................  2000    $130,000     $ 58,822           16,667
  Vice President, Finance and
  Administration                             1999    $ 21,667     $ 10,000          270,000
  and Chief Financial Officer
Thomas J. Laffey...........................  2000    $145,200     $ 44,435          125,000
  Vice President and Chief Technical
  Officer                                    1999    $139,000     $ 12,123               --
Rodney S. Arbaugh..........................  2000    $145,000     $ 56,157           66,666
  Vice President, Professional Services      1999    $136,587     $ 36,567           50,000
Carl R. Schulenburg........................  2000    $185,000     $111,437           16,667
  Vice President, Strategic Accounts and     1999    $ 53,958     $ 26,406          240,000
  Alliances

     In addition, Joseph Addiego, our Senior Vice President, Sales and Marketing, was hired in March 2000 at an annual base salary of $225,000.

OPTION GRANTS IN FISCAL YEAR 2000

     The following table presents information about grants of stock options to the executive officers listed in the above Summary Compensation Table during the fiscal year ended September 30, 2000.

     These options are either incentive stock options or nonqualified stock options and generally vest and become exercisable with respect to 12.5% of the shares subject to the option on the six-month anniversary of the date of grant and with respect to an additional 2.083% of these shares each month thereafter, subject to acceleration in some instances upon changes in our control. Options expire ten years from the date of grant. Options are granted at an exercise price equal to the fair market value of our common stock, as determined by our board of directors, on the date of grant.

     Potential realizable values are calculated by:

     - Multiplying the number of shares of common stock subject to a given option by $19.19, the closing price per share of our common stock on September 30, 2000 on the Nasdaq National Market;

     - Assuming that the amount derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and

     - Subtracting from that result the aggregate option exercise price.

     The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future stock price growth.

     The percentage of total options granted to employees in the last fiscal year is based on options to purchase an aggregate of 2,994,783 shares of common stock granted to employees during the year ended September 30, 2000.

                                           INDIVIDUAL GRANTS
                          ----------------------------------------------------    POTENTIAL REALIZABLE VALUE
                          SHARES OF                                                 AT ASSUMED ANNUAL RATES
                            COMMON      % OF TOTAL                                      OF STOCK PRICE
                            STOCK        OPTIONS                                    APPRECIATION FOR OPTION
                          UNDERLYING    GRANTED TO    EXERCISE OR                            TERM
                           OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION    ---------------------------
          NAME             GRANTED     FISCAL YEAR     PER SHARE       DATE           5%             10%
          ----            ----------   ------------   -----------   ----------    -----------    ------------
Paul A. Larson..........   325,000         10.9%         $1.00       12/17/09     $9,834,008     $15,851,524
Michael A. Morgan.......    16,667          0.6          $1.00       12/17/09        504,318         812,915
Thomas J. Laffey........   125,000          4.2          $1.00       12/17/09      3,782,311       6,096,740
Rodney S. Arbaugh.......    66,666          2.2          $1.00       12/17/09      2,017,347       3,251,891
Carl R. Schulenburg.....    16,667          0.6          $1.00       12/17/09        504,318         812,915

AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

     The following table shows the number of shares of common stock subject to exercisable and unexercisable stock options held as of September 30, 2000 by each executive officer named in the Summary Compensation Table above. Also presented are values of "in-the-money" options, which represent the positive difference between the exercise price of each outstanding stock option and $19.19, the closing price per share of our common stock on September 30, 2000 on the Nasdaq National Market.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS                IN-THE-MONEY OPTIONS
                              SHARES                      AT SEPTEMBER 30, 2000         AT SEPTEMBER 30, 2000
                            ACQUIRED ON     VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   ----------   -----------   -------------   -----------   -------------
Paul A. Larson............    331,000     $6,307,480     67,708         257,292      $1,231,609     $4,680,142
Michael A. Morgan.........    210,000      3,987,900      3,472          73,195          63,156      1,331,417
Thomas J. Laffey..........         --             --     80,041          98,959       1,455,946      1,800,064
Rodney S. Arbaugh.........    100,000      1,904,000     33,679          82,987         628,454      1,533,701
Carl R. Schulenburg.......    210,000      3,987,900      3,472          43,195          63,156        809,717

     As of December 31, 2000, 4,167 shares issued to Mr. Larson, 140,000 shares issued to Mr. Morgan, 28,126 shares issued to Mr. Arbaugh, and 142,084 shares issued to Mr. Schulenburg upon exercise of their stock options were subject to repurchase by us upon termination of their employment.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     All of our executive officers are employed at-will. Our executive officers may resign or we may terminate their employment at any time. Our executive officers have entered into agreements with us providing for benefits if we are acquired. The agreements provide that, in the event we are acquired, 50% of the executive officer's unvested shares immediately vest. Further, if an executive officer's employment is terminated by Talarian or its successor, other than for cause, within the 60 days prior to or the 12 months after we are acquired, or if he terminates his employment because of an adverse and material change in compensation or duties, any remaining unvested shares will immediately vest. The agreements define "acquired" to mean a merger or consolidation of Talarian with or into another company in which Talarian's stockholders own less than a majority of the surviving corporation, a sale of substantially all of Talarian's assets or a sale of the majority of the voting power in Talarian.

                      REPORT OF THE COMPENSATION COMMITTEE

     This Report of the Compensation Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 ("Securities Act"), or under the Securities Exchange Act of 1934 ("Exchange Act"), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under the Securities Act or Exchange Act.

     Our Board of Directors established a Compensation Committee in May 2000. The Compensation Committee makes policy and decisions regarding compensation, including stock option grants, to executive officers of the Company. Prior to May 2000, these decisions were generally made by the Board of Directors as a whole. Since May 2000, the Compensation Committee has been composed of three outside directors of the Company, none of whom is a current or former officer or employee of the Company. The members of the Compensation Committee have been and are David Caplan, Brian Horey and Richard Nortz.

  General Compensation Policy.

     The Compensation Committee acts on behalf of the Board of Directors to establish the general compensation policy of Talarian. The Committee reviews base salary levels and target bonuses for our Chief Executive Officer and other executive officers each year. The Committee also administers our 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan. From time to time the Committee authorizes the Company's CEO to grant stock options to non-executive employees, subject to certain limitations and criteria.

     The Committee's overall policy is to offer Talarian's CEO and other executive officers competitive compensation opportunities. For all executive officers other than the CEO (and for fiscal 2000, the CTO), this is based upon both their individual performance, and the performance of our company. For the CEO and CTO, their compensation is based more heavily upon the company's performance.

     Each executive officer's compensation package (other than the CEO and CTO) is comprised of four elements:

          (i) Base salary, which reflects individual performance and is designed to be competitive with salary levels for similar companies;

          (ii) Quarterly incentive awards payable in cash and tied to objectives specific to a given executive officer, which awards are established and administered by the CEO, subject to guidelines established by the Committee;

          (iii) Annual incentive awards payable in cash and based on the attainment of our revenue and profitability goals for the year; and

          (iv) Long term stock-based incentive awards designed to align the interests of our executive officers and our shareholders.

     The size of the option grant to each executive officer is set at a level which is intended to create a meaningful opportunity for stock ownership based upon the individual's position with our company and the base salary associated with that position, the size of comparable grants made to individuals in similar positions in our industry, the individual's performance in recent periods and the number of options held by the individual at the time of grant. The relative weight given to those factors varies with each individual at the discretion of the Committee.

     The compensation for the Company's CEO and CTO is based more heavily on corporate performance. It includes the same compensation elements set forth above for other executive officers, other than the quarterly incentive awards, which are focused on individual performance.

     To assist the Committee in gauging comparable compensation the Committee has used, and expects to continue to use, surveys of other companies in our industry, with an emphasis on those in our geographical region and of similar size.

  Executive Officer Compensation.

     Salary and cash incentive award compensation for each executive officer was set by our Board of Directors at the beginning of the Fiscal Year 2000. In December 1999, the Board reviewed the equity incentives of our executive officers and authorized option grants to our executive officers to bring their equity compensation in line with the Company's goals for such compensation. Additionally, during the course of Fiscal Year 2000, options were granted to executive officers who commenced employment with us during the year. During Fiscal Year 2000, quarterly incentive awards were paid to executive officers who met individual objectives established for them by our CEO. These awards did not exceed $10,000 for any individual in any quarter. At the end of Fiscal Year 2000 the Compensation Committee reviewed our financial results as compared to plan, and determined that we had generally met or exceeded our revenue and profitability targets, and accordingly approximately 100% of annual bonus compensation was earned and paid to executive officers. These awards ranged from approximately $20,000 to approximately $75,000 (not including the CEO's award, discussed below).

  Chief Executive Officer Compensation.

     The Committee intends to review annually the performance and compensation of our President and Chief Executive Officer, and to use the criteria and procedures described above in setting his cash and equity compensation.

     Paul A. Larson has served as our President, Chief Executive Officer and a Director of our company since 1997. The Committee reviews and establishes Mr. Larson's base salary based on compensation data of comparable companies and the Committee's assessment of his past performance and its expectations as to his future contribution in directing our long term goals and objectives. Mr. Larson's base salary was increased from $165,000 in 1999 to $181,500 in 2000. In the beginning of Fiscal Year 2001 the Committee elected to increase Mr. Larson's base salary to $225,000, after reviewing comparable data and concluding that his salary was below the average for chief executive officers at comparable companies.

     Mr. Larson's incentive compensation goal was increased from $73,000 in Fiscal Year 1999 to $80,300 in Fiscal Year 2000. Mr. Larson was awarded his entire incentive compensation goal for Fiscal Year 2000. In the beginning of Fiscal Year 2001 the Committee increased Mr. Larson's incentive compensation goal to $113,000 after reviewing data from comparable companies.

     In the beginning of Fiscal Year 2000 the Board reviewed the performance of Mr. Larson and his equity compensation package. Based on such review, in December 1999, Mr. Larson was granted an option to acquire 325,000 shares of the Company's Common Stock at 100% of the fair market value of such stock as of such date. The option vests as to 12.5% on the six-month anniversary of the grant, with the balance vesting in equal monthly installments over the next three-and-a-half years, during the term of Mr. Larson's employment. This grant was intended to continue to maintain the overall competitiveness of Mr. Larson's compensation package and strengthen the alignment of Mr. Larson's interest with those of our stockholders.

  Compliance with Section 162(m) of the Internal Revenue Code of 1986.

     We intend to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for Fiscal 2001. The 2000 Equity Incentive Plan is currently in compliance with Section 162(m) of the Internal Revenue Code of 1986. We do not expect cash compensation for Fiscal 2001 to be affected by the requirements of Section 162(m).

                                          COMPENSATION COMMITTEE

                                          David Caplan
                                          Brian Horey
                                          Richard Nortz

                        COMPANY STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total stockholder return on Talarian common stock, the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Stocks Index. The graph assumes that $100 was invested in our common stock, the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Stocks Index on July 21, 2000, the date of our initial public offering, and calculates the monthly return through September 30, 2000. The stock price performance on the following graph is not necessarily indicative of future stock performance.
[PERFORMANCE GRAPH]

                                                                            NASDAQ COMPUTER AND DATA       NASDAQ STOCK MARKET
                                                  TALARIAN CORPORATION       PROCESSING STOCKS INDEX             (U.S.)
                                                  --------------------      ------------------------       -------------------
7/21/00                                                  100.00                      100.00                      100.00
9/30/00                                                  119.94                       94.62                       89.43

     The graph set forth above is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

                         REPORT OF THE AUDIT COMMITTEE

     This Report of the Audit Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     The Audit Committee of the Company (the "Committee") is composed of three independent directors and operates under a written charter approved by the Committee and adopted by the Board of Directors, which is attached to this Proxy Statement as Exhibit A. The members of the Committee are David Caplan, David Gold and Brian Horey. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Corporation's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          David Caplan
                                          David Gold
                                          Brian Horey

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since October 1, 1999, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of our common stock had or will have an interest, other than as described where required under "Executive Officers" and the transactions described below.

TRANSACTIONS WITH NORTEL NETWORKS INC.

     In February 2000, we sold 1,571,055 shares of our Series D convertible redeemable preferred stock at $6.36 per share to Nortel Networks for an aggregate purchase price of $10 million. In connection with that transaction, Paul D. Callahan, a Vice President of Nortel Networks, was appointed to our board of directors. On the date of our initial public offering, each share of Series D preferred stock converted automatically into one share of our common stock.

     In connection with Nortel Networks' investment in us, we also entered into the following agreements:

     - An Amended and Restated Investors Rights Agreement with Nortel Networks and the holders of our outstanding preferred stock, including Lawrence, Tyrrell, Ortale and Smith II, L.P., STF II, L.P., Avalon Ventures and John E. Egbert, each of which beneficially owns more than five percent of our outstanding stock, among others. This agreement provides registration rights to these individuals and entities.

     - An Agreement with Nortel Networks pursuant to which we and Nortel Networks agreed to negotiate in good faith to enter into a joint development agreement that would involve optimization of our software infrastructure on Nortel Networks' networking equipment. In addition, we and Nortel Networks agreed to engage in specified joint marketing of our product lines, which arrangement includes a limit on the ability of each of us to enter into specified marketing arrangements with specified third parties until February 2001. We also agreed to a restriction on our ability to collaborate with specified third parties in research and development efforts until February 2001.

     In December 1993, we entered into a Value Added Reseller Agreement with Nortel Networks pursuant to which we granted Nortel Networks a non-exclusive, worldwide license to, with right to sublicense, our software to develop applications to be incorporated in specified Nortel Networks' products. The license is royalty bearing, and we have received $30,000, $100,000 and $121,500 in royalties and maintenance and training fees in fiscal 1998, 1999 and 2000. The agreement has a term of ten years and automatically renews for one-year terms except in specified circumstances.
                            ------------------------

     We believe that the terms of each of the transactions described above in this section were at least as fair to our company as we could have obtained from unaffiliated third parties.

       STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at our 2002 Annual Meeting of Stockholders must be received by us at our principal executive offices no later than October 15, 2001 in order to be included in our proxy statement and form of proxy relating to the meeting. Proposals of stockholders received by us at our principal executive offices after December 31, 2001 will be considered untimely and may not be presented at our 2001 Annual Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all
Section 16(a) forms that they file.

     Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements for the year ended September 30, 2000 were met.

                                 OTHER BUSINESS

     The Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

 WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE,
  SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID
     ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

                                                                       EXHIBIT A

                              TALARIAN CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I. Purpose

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Talarian (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

     - monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors and the Company's financial and senior management;

     - review and evaluate the independence and performance of the Company's independent auditors; and

     - facilitate communication among the Company's independent auditors, the Company's financial and senior management and the Board.

     The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

     While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II. MEMBERSHIP

     All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     As of the date this charter is adopted, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III. MEETINGS

     Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the

Committee members, should communicate with management and the independent auditors on a periodic basis in connection with their review of the Company's financial statements.

IV. RESPONSIBILITIES AND DUTIES

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

          1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

          2. In connection with the Committee's review of the annual financial statements:

        - Discuss with the independent auditors and management the financial statements and the results of the independent auditors' audit of the financial statements.

        - Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          3. In connection with the Committee's review of the quarterly financial statements, the Committee or the Chairman of the Committee shall:

        - Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

        - Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

          4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

          5. Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

          6. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

          7. Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

          8. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

          9. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

          10. Review at a general level the independent auditors' audit plan.

          11. Approve the fees and other significant compensation to be paid to the independent auditors.

          12. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

          13. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement to the extent required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

          14. Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

          15. Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement to the extent required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

          16. Perform any other activities required of the Committee by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate. Without limiting the foregoing, the Committee shall have the power to review the fairness of any proposed material transaction in which management or Board members have a conflict of interest.

                              TALARIAN CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                 March 16, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF TALARIAN CORPORATION

        The undersigned hereby appoints Paul Larson and Michael Morgan, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value per share, of Talarian Corporation, held of record by the undersigned on January 24, 2001, at the Annual Meeting of Stockholders to be held at Talarian's executive offices at 333 Distel Circle, Los Altos, California, on Friday, March 16, 2001, at 10:00 a.m. Pacific Standard Time, and at any adjournments or postponements thereof.


1.      ELECTION OF DIRECTORS.

        [ ]    FOR all nominees listed          [ ]   WITHHOLDING AUTHORITY
               below (except as indicated             to vote for all nominees
               to the contrary below)                 listed below


        Nominees:   David I. Caplan
                    David E. Gold
                    Thomas J. Laffey
                                       Instruction:  To withhold authority to
                                                     vote for any individual
                                                     nominee, write that
                                                     nominee's name in the space
                                                     provided below.

                                                     ---------------------------

                                                     ---------------------------


2. RATIFICATION OF THE SELECTION OF KPMG LLP AS TALARIAN CORPORATION'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

        [ ]  FOR           [ ]  AGAINST        [ ]  ABSTAIN


The board of directors recommends that you vote FOR the election of the three nominees listed in Proposal No. 1 and FOR Proposal No. 2.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)



      THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.



                                   ---------------------------------------------
                                   (Print Shareholder(s) name)


                                   ---------------------------------------------
                                   (Signature(s) of Shareholder or Authorized
                                   Signatory)


                                   ---------------------------------------------


                                   Dated:
                                           ------------------


Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.


   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO
    COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN
         ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.